                                                                     EXHIBIT 2.1










                            STOCK PURCHASE AGREEMENT
                          DATED AS OF DECEMBER 31, 2003


                                  BY AND AMONG


                              TECHTEAM GLOBAL, INC.

                                       AND

                          DIGITAL SUPPORT CORPORATION,
                                PETER S. BRIGHAM,
                               ROBERT H. BRIGHAM,
                              CHRISTIAN J. BURNEKO,
                              FRED O. CORNETT, JR.,
                                  DAVID W. HAN,
                                  SATISH LULLA,
                                 RAJ K. SACHDEV
                                       AND
                     DIGITAL SUPPORT CORPORATION 401(K) PLAN

                                TABLE OF CONTENTS

1.       DEFINITIONS.............................................................................................1

2.       SALE AND TRANSFER OF SHARES.............................................................................8

         2.1      Shares.........................................................................................8

         2.2      Purchase Price; Contingent Compensation........................................................8

         2.3      Sellers and Key Employees Documents............................................................8

         2.4      Buyer's Documents and Payments.................................................................9

         2.5      Holdbacks; Escrow..............................................................................9

                  2.5.1    Initial Consideration Holdback........................................................9

                  2.5.2    Representations and Warranties Holdback...............................................9

                  2.5.3    ANG Holdback..........................................................................9

         2.6      Adjustment Amount.............................................................................10

         2.7      Determination of Working Capital Position.....................................................10

         2.8      Future Payments...............................................................................12

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EACH SELLER..........................................15

         3.1      Organization and Good Standing................................................................15

         3.2      Authority; No Conflict........................................................................15

         3.3      Capitalization................................................................................16

         3.4      Financial Statements..........................................................................16

         3.5      Books and Records.............................................................................17

         3.6      Title to Properties; Encumbrances.............................................................17

         3.7      Condition and Sufficiency of Assets...........................................................17

         3.8      Accounts Receivable...........................................................................18

         3.9      No Undisclosed Liabilities....................................................................18

         3.10     Taxes.........................................................................................18

         3.11     No Material Adverse Change or Effect..........................................................19

         3.12     Employee Benefits.............................................................................19

                  3.12.1   Controlled Group.....................................................................19

                  3.12.2   Company Employee Benefit Plans and Documents.........................................19

                  3.12.3   Representations......................................................................20

         3.13     Certain Tax Matters...........................................................................22

         3.14     Compliance with Legal Requirements; Governmental Authorizations...............................22

         3.15     Proceedings; Orders...........................................................................23

         3.16     Absence Of Certain Changes And Events.........................................................24

         3.17     Contracts; No Defaults........................................................................25

         3.18     Insurance.....................................................................................27

         3.19     Employees.....................................................................................29

         3.20     Labor Relations...............................................................................29

         3.21     Intellectual Property.........................................................................29

         3.22     Certain Payments..............................................................................32

         3.23     Disclosure....................................................................................32

         3.24     Relationships With Related Persons............................................................32

         3.25     Brokers Or Finders............................................................................32

4.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................33

         4.1      Organization and Good Standing................................................................33

         4.2      Authority; No Conflict........................................................................33

         4.3      Investment Intent.............................................................................33

         4.4      Certain Proceedings...........................................................................33

         4.5      Brokers or Finders............................................................................33

5.       COVENANTS OF BUYER.....................................................................................34

         5.1      Post-Closing Operation of the Company.........................................................34

         5.2      Indemnification and Insurance of Officers and Directors.......................................34

         5.3      401(k) Plan...................................................................................35

         5.4      Acacia Loan Agreements........................................................................35

6.       INDEMNIFICATION; REMEDIES..............................................................................35

         6.1      Survival; Right To Indemnification Not Affected By Knowledge..................................35

         6.2      Indemnification And Payment Of Damages By Sellers.............................................35

         6.3      Indemnification And Payment Of Damages By Buyer...............................................35

         6.4      Time Limitations..............................................................................36

         6.5      Limitations On Amount - Sellers...............................................................36

         6.6      Limitations on Amount -- Buyer................................................................36

         6.7      Right Of Set-Off..............................................................................36

         6.8      Procedure For Indemnification - Third Party Claims............................................36

         6.9      Procedure For Indemnification - Other Claims..................................................38

         6.10     Additional Indemnification Provisions.........................................................38

         6.11     Legg Mason Fees...............................................................................38

7.       GENERAL PROVISIONS.....................................................................................38

         7.1      Expenses......................................................................................38

         7.2      Public Announcements..........................................................................38

         7.3      Notices.......................................................................................39

         7.4      Governing Laws and Arbitration................................................................40

         7.5      Further Assurances............................................................................41

         7.6      Waiver........................................................................................41

         7.7      Entire Agreement And Modification.............................................................41

         7.8      Disclosure Schedules..........................................................................41

         7.9      Assignment, Successors, And No Third-Party Rights.............................................41

         7.10     Severability..................................................................................42

         7.11     Section Headings, Construction................................................................42

         7.12     Time Of Essence...............................................................................43

         7.13     Counterparts..................................................................................43

SCHEDULES

1.1           Additional Business Adjustment
1.2           Adjusted Operating Income
1.43          Key Employees
1.53          Permitted Encumbrances
1.55          Pro Rata Portion
2.8.1.1       Key Employee Contingent Compensation
2.8.1.4       Key Employee Contingent Compensation
2.8.2.3       Key Employee Contingent Compensation
2.8.3         ANG Contract Award
5.1.1.3       Certain Key Employees
7.3           Sellers Addresses

EXHIBITS

1.33          Escrow Agreement
1.62          Security Agreement
2.3.2         Employment Agreements
2.3.3         Amendment to Lulla Employment Agreement

DISCLOSURE SCHEDULE

3.1           Company's organization and good standing
3.2.2         Authority; No Conflict

3.2.3         Required Consents
3.3           Record of Shares
3.4           Financial Statements
3.6 List of all leaseholds or other interests in real property owned by Company
3.8           List of Accounts Receivable
3.9           Undisclosed Liabilities of the Company
3.10          List of all Tax Returns since 2000 and all audits of such Tax
              Returns
3.12.2        Company Employee Benefit Plans and Documents
3.12.3        Pension Plan Representations
3.14          Governmental Authorizations
3.15          Pending Proceedings
3.16          Absence of Certain Changes and Events
3.17.1        List of Contracts
3.17.2        Limitations of Contracts
3.17.3        Identification of Contracts
3.17.4        Terms of Applicable Contracts
3.18.2        Insurance
3.18.3        Loss experiences and claims
3.18.4        List of Policies
3.19          Employee information
3.21.3        Software
3.21.6        Claims
3.24          Relationships with Related Persons

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of December 31, 2003, by TechTeam Global, Inc., a Delaware corporation ("Buyer"), Digital Support Corporation, a Virginia corporation (the "Company"), and Peter S. Brigham ("P. Brigham"), Robert H. Brigham ("R. Brigham"), Christian J. Burneko, Fred O. Cornett, Jr. ("F. Cornett"), David W. Han, Satish Lulla ("Lulla"), Raj
K. Sachdev and the Digital Support Corporation 401(k) Plan (the "401(k) Plan") (each a "Seller" and collectively, "Sellers").

                                    RECITALS

         Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares of capital stock of the Company (the "Shares") for the consideration and on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         1.1 "ADDITIONAL BUSINESS ADJUSTMENT" - as defined in Schedule 1.1.

         1.2 "ADJUSTED OPERATING INCOME" - as defined in Schedule 1.2.

         1.3 "ADJUSTMENT AMOUNT" - as defined in Section 2.6

         1.4 "ANG CONDITION" - on or before the ANG Condition Termination Date, the Company becomes the recipient of a contract award made by United States Air National Guard ("ANG"), as the successor to the Company's current Contract with ANG, with an award/effective date of October 1, 2000 (the "Current ANG Contract").

         1.5 "ANG CONDITION TERMINATION DATE" - the earlier of (a) the date on which ANG makes a contract award as the successor to the Current ANG Contract to a Person other than the Company and (b) October 1, 2005.

         1.6 "ANG HOLDBACK" - an amount equal to $2,027,500 plus, as of the referenced date, the balance, if any, of the Representations and Warranties Holdback up to $236,250, which will be withheld and placed in escrow as provided in Section 2.5.3.

         1.7 "APPLICABLE CONTRACT" - any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

         1.8 "BALANCE SHEET" - as defined in Section 3.4.

         1.9 "BEST EFFORTS" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practicable provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement or the Contemplated Transactions.

         1.10 "BREACH" - a "Breach" in reference to a representation, warranty, covenant, obligation or other provision of this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

         1.11 "BUSINESS DAY" - any day other than a Saturday or Sunday on which banks are open for commercial banking business in Detroit, Michigan.

         1.12 "BUYER" - as defined in the first paragraph of this Agreement.

         1.13 "CAUSE" - means any one or more of the following events or circumstances: (a) a Key Employee's conviction of a felony or conduct by such Key Employee with respect to his duties to the Company which is fraudulent or materially illegal; (b) Key Employee's use of illegal drugs or abuse of alcohol or other legal drugs which impairs his ability to perform his duties to the Company; (c) the Key Employee's willful neglect of his duties to the Company or negligence in the performance of his duties which materially affects the Company's or any of its Related Person's business; or (d) the Key Employee's failure to follow reasonable instructions given him in good faith by the Company's board of directors which are consistent with the terms and conditions hereof, provided that, in the case of termination under clauses (c) or (d) above, such Key Employee shall first be given written notice by the Company's board of directors specifying the reasons for the termination notice and shall have failed within 30 days thereafter to cure the related breach, violation, negligence or failure under clause (c) or (d) above or, in respect of a termination notice under clause (b) above, such Key Employee shall have failed within 60 days thereafter to cure the impairment under clause (b).

         1.14 "CLOSING" - the execution and delivery by the relevant parties of this Agreement and the documents and agreements referred to in Sections 2.3 and 2.4.

         1.15 "CLOSING DATE" - the date of this Agreement.

         1.16 "CLOSING DATE BALANCE SHEET" - the balance sheet of the Company at December 31, 2003 prepared pursuant to Section 2.7.

         1.17 "CLOSING DOCUMENTS" - means this Agreement, the Employment Agreements, the Escrow Agreement and the Security Agreement.

         1.18 "COBRA" - the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         1.19 "COMPANY" - as defined in the first paragraph of this Agreement.

         1.20 "CONSENT" - any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

         1.21 "CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including:

                  1.21.1 the sale of the Shares by Sellers to Buyer hereunder;

                  1.21.2 the execution, delivery, and performance of the Employment Agreements, Escrow Agreement and Security Agreement;

                  1.21.3 the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

                  1.21.4 the purchase of the Shares by Buyer from Sellers hereunder.

         1.22 "CONTINGENT COMPENSATION" - the contingent cash payments payable to Key Employees pursuant to Section 2.8.

         1.23 "CONTRACT" - any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

         1.24 "DAMAGES" - as defined in Section 6.2.

         1.25 "DISCLOSURE SCHEDULES" - the disclosure schedules delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

         1.26 "EARNOUT PAYMENTS" - the cash payments payable to Sellers pursuant to Sections 2.8.1.1(b), 2.8.1.2, 2.8.1.3, 2.8.1.5(a), 2.8.1.6(a), 2.8.2.1,
2.8.2.2, 2.8.2.4(a), 2.8.2.5 and 2.8.2.7.

         1.27 "EMPLOYEE BENEFIT PLAN" - any Pension Plan, Welfare Plan and any bonus, severance, deferred compensation, annuity, retirement, stock option, stock purchase, executive compensation, incentive compensation, educational assistance, insurance or other plan or arrangement, whether oral or written, providing benefits to a current or former employee or employees of the Company.

         1.28 "EMPLOYMENT AGREEMENTS" - as defined in Section 2.3.2.

         1.29 "EMPLOYMENT CONDITION" - means in respect of the referenced Key Employee that he either (a) was employed by the Company, Buyer or any Related Person of Buyer as of the last day of the particular fiscal year for which the respective Contingent Compensation is being paid (the "Subject Year"); (b) was an active employee of the Company, Buyer or any Related Person of Buyer for at least 180 days of the Subject Year and then subsequently died or became eligible for long term disability benefits during the Subject Year; (c) terminated his employment with the Company, Buyer or any Related Person of Buyer as the case may be, for "Good

Reason" as defined in his Employment Agreement, if one is so granted, with the Company or Buyer, or with respect to a Key Employee without an Employment Agreement, as defined in this Agreement; or (d) was terminated as an employee of the Company, Buyer or a Related Person of Buyer without "Cause" as defined in his Employment Agreement, if one is so granted, with the Company or Buyer, or with respect to a Key Employee without an Employment Agreement, as defined in this Agreement.

         1.30 "ENCUMBRANCE" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         1.31 "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         1.32 "ESCROW AGENT" - means LaSalle Bank National Association.

         1.33 "ESCROW AGREEMENT" - the Escrow Agreement by and among Buyer, Sellers and Escrow Agent, in the form of Exhibit 1.33.

         1.34 "GAAP" - accounting principles generally accepted in the United States.

         1.35 "GOOD REASON" - means the occurrence, without the express written consent of the respective Key Employee, of any of the following circumstances or events, unless such circumstances or events are fully corrected within 60 days after the Company's receipt of notice of the termination: (a) any reduction by the Company in the Key Employee's base salary, as in effect from time to time;
(b) except for Cause, the failure to elect, reelect or otherwise maintain the respective Key Employee in an office or position in the Company with responsibilities and duties that are similar to those held or performed by the respective Key Employee held immediately prior to such failure; or (c) without limiting the generality or effect of the foregoing, any failure of the Company to make a payment to the Key Employee required by Section 2.8.

         1.36 "GOVERNMENTAL AUTHORIZATION" - any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         1.37 "GOVERNMENTAL BODY" - any:

                  1.37.1 nation, state, county, city, town, village, district or other jurisdiction of any nature;

                  1.37.2 federal, state, local, municipal, foreign or other government;

                  1.37.3 governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                  1.37.4 multi-national governmental organization or body; or

                  1.37.5 body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         1.38 "INITIAL CONSIDERATION" - as defined in Section 2.2.

         1.39 "INITIAL CONSIDERATION HOLDBACK" - an amount equal to $315,000, which shall be withheld and placed in escrow as provided in Section 2.5.

         1.40 "INTELLECTUAL PROPERTY" - as defined in Section 3.21.1.

         1.41 "IRC" - the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant thereto or to any successor law.

         1.42 "IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         1.43 "KEY EMPLOYEES" - means those individuals listed on Schedule 1.43.

         1.44 "KNOWLEDGE" - an individual will be deemed to have (a) knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter and (b) such knowledge that a prudent individual would have after reasonable inquiry. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         1.45 "LEGAL REQUIREMENT" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

         1.46 "MATERIAL ADVERSE EFFECT" - means any event, change, circumstance, condition, fact or effect which, either individually or together with any other event, change, circumstance, condition, fact or effect, has a material adverse effect on the business, results of operations, assets or financial condition of the Company; provided, however, that (a) any event, change, condition, fact or effect generally affecting the U.S. economy as a whole or (b) any legal or regulatory event, change, condition, fact or effect affecting the information technology support services industry as a whole shall not be considered in determining whether a Material Adverse Effect has occurred.

         1.47 "ORDER" - any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

         1.48 "ORDINARY COURSE OF BUSINESS" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

         1.49 "ORGANIZATIONAL DOCUMENTS" - (a) the articles or certificate of incorporation and the bylaws of a corporation and (b) any amendment to any of the foregoing.

         1.50 "OUTSTANDING DEBT" - the total of all short term and long term debt for monies borrowed by the Company, excluding any short term and long term capital leases pursuant to which the Company does not have current and future payment obligations in excess of $75,000 in the aggregate.

         1.51 "PARTY" - any of Buyer, the Company or a Seller.

         1.52 "PENSION PLAN" - any employee pension benefit plan as defined in ERISA Section 3(2).

         1.53 "PERMITTED ENCUMBRANCES" - means those Encumbrances listed on
Schedule 1.53 and any (a) Encumbrances securing Taxes, assessments and governmental charges not yet due and payable, (b) zoning laws or ordinances or any similar Legal Requirement, (c) rights reserved to any Governmental Authority to regulate the affected property, and (d) in the case of leased property, (i) the rights of any lessor and (ii) any Encumbrance granted by any lessor of leased property; provided that, except for an Encumbrance listed on Schedule 1.53, "Permitted Encumbrance" will not include any Encumbrance securing a debt or claim (other than inchoate materialmen's, mechanics', workmen's, repairmen's or other like Encumbrance arising in the ordinary course of business or any Encumbrance described in clause (d) above) or any Encumbrance which could prevent or impair in any way the conduct of the business of the Company as it is currently being conducted.

         1.54 "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association organization, labor union or other entity or Governmental Body, including Sellers.

         1.55 "PRO RATA PORTION" - means, with respect to each Seller, that percentage set forth opposite such Seller's name in Schedule 1.55.

         1.56 "PROCEEDING" - any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         1.57 "PROPRIETARY SOFTWARE" - as defined in Section 3.21.3.

         1.58 "PURCHASE PRICE" - as defined in Section 2.2.

         1.59 "RELATED PERSON" - with respect to a specified Person, any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person:

                  1.59.1 any Person that holds a material equity interest in such specified Person;

                  1.59.2 each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                  1.59.3 any Person in which such specified Person holds a material equity interest;

                  1.59.4 any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  1.59.5 any Related Person of any individual described in
Section 1.59.2 or 1.59.3.

         1.60 "REPRESENTATIONS AND WARRANTIES HOLDBACK" - an amount equal to $472,500, which shall be withheld and placed in escrow as provided in Section 2.5.2.

         1.61 "SECURITIES ACT" - the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         1.62 "SECURITY AGREEMENT" - the Stock Pledge and Security Agreement by and among Buyer, Sellers and Sellers Representative, in the form of Exhibit 1.62.

         1.63 "SELLER" - as defined in the first paragraph of this Agreement.

         1.64 "SELLERS REPRESENTATIVE" - P. Brigham or, if Buyer is so notified hereunder, such other Person designated as Sellers Representative hereunder by Sellers who were holders immediately prior to the Closing of a majority of the Shares.

         1.65 "SHARES" - as defined in the Recitals of this Agreement.

         1.66 "SOFTWARE" - as defined in Section 3.21.1.

         1.67 "STOCKHOLDERS AGREEMENT" - the stockholders agreement dated as of September 30, 1998 among Sellers and the Company, as amended.

         1.68 "SUBSIDIARY" - with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         1.69 "TAX" - means all federal, state, local, foreign net income, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, taxes, customs, and duties, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

         1.70 "TAX RETURN" - any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         1.71 "THREATENED" - a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been given (in writing), that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

         1.72 "TRADE SECRET" - as defined in Section 3.21.1.

         1.73 "WELFARE PLAN" means any employee welfare benefit plan as defined in ERISA Section 3(1).

         1.74 "WORKING CAPITAL POSITION" means "current assets" less "current liabilities" including all Outstanding Debt, regardless of maturity, as these terms are defined by GAAP.

2. SALE AND TRANSFER OF SHARES

         2.1 SHARES. Subject to the terms and conditions of this Agreement, simultaneously with the execution and delivery of this Agreement, each Seller is selling and transferring his Shares to Buyer, and Buyer is purchasing such Shares from such Seller.

         2.2 PURCHASE PRICE; CONTINGENT COMPENSATION.

                  2.2.1 The aggregate purchase price for the Shares is $6,300,000 (the "Initial Consideration"), (a) plus or minus, as applicable, the Adjustment Amount, if any, and (b) plus the Earnout Payments, if any (the Initial Consideration, as adjusted, plus any Earnout Payments are collectively referred to as the "Purchase Price"). Buyer shall pay each Seller his Pro Rata Portion of the Purchase Price by wire transfer to a single bank account specified by Sellers Representative.

                  2.2.2 In addition to the Purchase Price, Buyer shall pay the Contingent Compensation, if any, to the Key Employees to the extent provided in
Section 2.8.

         2.3 SELLERS AND KEY EMPLOYEES DOCUMENTS. Simultaneously with the execution and delivery of this Agreement:

                  2.3.1 each Seller will deliver to Buyer a certificate representing such Seller's Shares, duly endorsed in blank (or accompanied by stock powers duly endorsed in blank); and

                  2.3.2 each of P. Brigham, R. Brigham and F. Cornett will deliver to Buyer an employment agreement, in the form of Exhibit 2.3.2, executed by such Key Employee (collectively, the "Employment Agreements");

                  2.3.3 Lulla will deliver to Buyer an amendment to that certain Employment Agreement dated as of September 30, 1998 between Lulla and the Company in the form of Exhibit 2.3.3; and

                  2.3.4 David W. Han will deliver to Buyer (a) his resignation as a director, officer and employee of the Company and (b) a termination of his Employment Agreement dated as of September 30, 1998, executed by the Company and David W. Han.

         2.4 BUYER'S DOCUMENTS AND PAYMENTS. Simultaneously with the execution and delivery of this Agreement:

                  2.4.1 Buyer is delivering to Sellers in accordance with
Section 2.2 $3,485,000 in cash, which amount is equal to the Initial Consideration minus (a) the Initial Consideration Holdback, (b) the Representations and Warranties Holdback, and (c) the ANG Holdback minus the Representations and Warranties Holdback;

                  2.4.2 Buyer is executing and delivering to each of P. Brigham,
R. Brigham and F. Cornett his respective Employment Agreement; and

                  2.4.3 Buyer is executing and delivering to Sellers Representative the Security Agreement.

         2.5 HOLDBACKS; ESCROW.

                  2.5.1 INITIAL CONSIDERATION HOLDBACK. To provide funds for any decrease in the Purchase Price resulting from the determination of the Working Capital Position, Buyer is withholding from the Initial Consideration the Initial Consideration Holdback and depositing such amount into escrow with Escrow Agent to hold and disburse pursuant to Section 2.7 and the Escrow Agreement.

                  2.5.2 REPRESENTATIONS AND WARRANTIES HOLDBACK. To provide funds for the satisfaction of Sellers' payment obligations under Section 6.2, Buyer is withholding from the Initial Consideration the Representations and Warranties Holdback and depositing such amount into escrow with the Escrow Agent to hold and disburse pursuant to Section 6 and the Escrow Agreement. The Representations and Warranties Holdback, less (a) any adjustment in the Purchase Price pursuant to Section 6.10 and (b) if the first anniversary of the Closing Date is before the satisfaction of the ANG Condition and before the ANG Condition Termination Date, the balance of the Representations and Holdback up to a maximum of $236,250, shall be remitted to Sellers Representative within five Business Days after the first anniversary of the Closing Date. If Sellers' payment obligations under Section 6.2 exceed the amount of the Representations and Warranties Holdback, Sellers shall remit the difference to Buyer within five Business Days after notice to such effect from Buyer.

                  2.5.3 ANG HOLDBACK. To provide funds for the possible adjustment to the Purchase Price contemplated by Section 2.6.2, Buyer is withholding from the Initial Consideration $2,027,500 as part of the ANG Holdback and depositing such amount into escrow with the Escrow Agent to hold and disburse pursuant to this Section 2.5.3, Section 2.6.2 and the Escrow Agreement. If the ANG Condition is satisfied before the first anniversary of the Closing

Date, $2,027,500 of the ANG Holdback shall be remitted to Sellers Representative by Escrow Agent within five Business Days after the date of such satisfaction and the balance, if any, of the ANG Holdback shall continue to be held and disbursed as the Representations and Warranties Holdback pursuant to Section
2.5.2. If the ANG Condition is satisfied on or after the first anniversary of the Closing Date, the entire ANG Holdback shall be remitted to Sellers Representative by Escrow Agent within five Business Days after the date of such satisfaction.

         2.6 ADJUSTMENT AMOUNT. The Purchase Price shall be adjusted as follows (the "Adjustment Amount"):

                  2.6.1 the Initial Consideration shall be decreased on a dollar for dollar basis by the amount by which the Working Capital Position is less than $1,235,764 and increased on a dollar for dollar basis by the amount by which the Working Capital Position is more than $1,235,764;

                  2.6.2 If, as of the ANG Condition Termination Date, the ANG Condition has not been satisfied, the Initial Consideration shall be decreased by an amount equal to the ANG Holdback on the ANG Condition Termination Date up to a maximum of $2,263,750 and such amount of the ANG Holdback shall be remitted by the Escrow Agent to Buyer within five Business Days after such ANG Condition Termination Date; and

                  2.6.3 the Initial Consideration shall also be subject to decreases as provided in Section 6.10.

         2.7 DETERMINATION OF WORKING CAPITAL POSITION.

                  2.7.1 The Closing Date Balance Sheet shall be prepared by the Company in accordance with GAAP and be subject to review and approval by Sellers Representative. At the Company's sole discretion, the Company may elect to have the Closing Date Balance Sheet prepared by an independent auditor of its own selection and at its own expense. Within 60 days after the Closing Date, the Company will submit to Buyer and Sellers Representative the proposed Closing Date Balance Sheet, together with a statement of any Adjustment Amount pursuant to Section 2.6.1 resulting from the determination of the Working Capital Position (the "Initial Adjustment Amount"). The Company shall also provide any other records, workpapers and information requested by Sellers Representative that may reasonably be deemed appropriate to reflect the general rules Buyer followed in determining the Initial Adjustment Amount and, in connection therewith, to determine the Company's compliance with GAAP in respect thereof. Sellers Representative shall either agree to the Initial Adjustment Amount or, as provided in Section 2.7.2, dispute such Initial Adjustment Amount, by providing notice thereof to Buyer.

                  2.7.2 Upon receipt of the proposed Closing Date Balance Sheet and the Initial Adjustment Amount, Sellers Representative and his accountants shall be permitted during the succeeding 45-day period (the "45-Day Period") to examine the accounting records and work papers prepared by the Company or its accountants in connection with the preparation of the Initial Adjustment Amount. If Sellers Representative agrees to the Initial Adjustment Amount, it shall become the final Adjustment Amount (the "Final Adjustment Amount"). If Sellers Representative does not agree to the Initial Adjustment Amount, Sellers Representative shall within the 45-Day Period prepare and deliver to the Company a list of disputed adjustments to the Initial Adjustment Amount (the "Disputed Adjustments"). The Company and Sellers Representative shall use their Best Efforts to resolve the Disputed Adjustments. If the Company and Sellers Representative are able to reach an agreement on the Disputed Adjustments, the Initial Adjustment Amount shall be amended to reflect such agreement and shall become the Final Adjustment Amount. If the Company fails to deliver to Sellers Representative the Disputed Adjustments to the Initial Adjustment Amount within the 45-Day Period, the Initial Adjustment Amount shall become the Final Adjustment Amount.

                  2.7.3 If the Company and Sellers Representative are unable to reach an agreement on the Disputed Adjustments within 45 days after receipt by Sellers Representative of the Disputed Adjustments, the Disputed Adjustments shall be resolved by a nationally recognized firm of certificated public accountants mutually acceptable to Buyer and Sellers Representative (the "Accounting Referee"). The Parties shall use their Best Efforts to cause the Accounting Referee to review promptly the Disputed Adjustments and determine the final amount of each of the Disputed Adjustments. In making such determination, the Accounting Referee shall consider only the items or amounts in dispute (and any other items or amounts relating thereto), and the determination of each Disputed Adjustment's amount, as so computed, shall not, in any event, be less than zero or greater than the amount of the Disputed Adjustments. Such determination shall be made within 45 days after the date on which the Accounting Referee receives notice of the Disputed Adjustments. The Initial Adjustment Amount shall then be amended to reflect the determination of the final amount of each of the Disputed Adjustments and shall become the Final Adjustment Amount. All fees and expenses relating to the services to be performed by the Accounting Referee shall be borne pro rata by Sellers on the one hand and Buyer on the other in proportion to the allocation of the dollar amount of the Disputed Adjustments between Sellers and Buyer made by the Accounting Referee, such that the prevailing Party (or Parties) pay a lesser proportion of such fees and expenses. The Final Adjustment Amount shall be deemed to be and shall be conclusive and binding on the Parties for purposes of determining any adjustment of the Purchase Price pursuant to Section 2.6.

                  2.7.4 Within five Business Days after the determination of the Final Adjustment Amount:

                  (a) if the Final Adjustment Amount is zero or the Initial Consideration has been decreased pursuant to Section 2.6.1, (i) Escrow Agent shall remit to Sellers the Initial Consideration Holdback and (ii) if the Initial Consideration has been decreased pursuant to Section 2.6.1, Buyer shall remit to Sellers an amount equal to such decrease;

                  (b) if the Final Adjustment is more than zero but not in excess of the Initial Consideration Holdback, Escrow Agent shall remit (i) to Buyer such amount of the Initial Consideration Holdback that equals the decrease in the Initial Consideration pursuant to Section 2.6.1 and (ii) to Sellers, the balance, if any, of the Initial Consideration Holdback; and

                  (c) if the Final Adjustment is in excess of the Initial Consideration Holdback, (i) Escrow Agent shall remit to Buyer the entire Initial Consideration Holdback and (ii) Sellers shall remit to Buyer such amount equal to the Final Adjustment Amount in excess of the Initial Consideration Holdback.

         2.8 FUTURE PAYMENTS. In addition to the Initial Consideration, Buyer and the Company agree, jointly and severally, to make Earnout Payments (including the Additional Business Adjustment payments) and Contingent Compensation payments to Sellers and Key Employees as follows:

                  2.8.1 If the ANG Condition is satisfied:

                           2.8.1.1 Within five Business Days after the
satisfaction of the ANG Condition, (a) a $200,000 Contingent Compensation payment will be paid to the Key Employee specified in Schedule 2.8.1.1 and (b) a $200,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion;

                           2.8.1.2 If the Company has Adjusted Operating Income
of at least $1,725,000 for the fiscal year ending December 31, 2004 ("Fiscal
2004), a $500,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion, no later than March 1, 2005.

                           2.8.1.3 If the Company has Adjusted Operating Income
of at least $1,898,000 for Fiscal 2004, in addition to the Earnout Payment provided in Section 2.8.1.2, a $500,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion, no later than March 1, 2005.

                           2.8.1.4 If the Company has Adjusted Operating Income
of at least $1,725,000 for Fiscal 2004, a $100,000 Contingent Compensation payment will be made to the Key Employees, in such amounts as set forth on
Schedule 2.8.1.4, no later than June 1, 2005. If, however, a Key Employee fails to satisfy his Employment Condition based on the period commencing on January 1, 2004 and ending on June 1, 2005, his portion of the Contingent Compensation provided in this Section 2.8.1.4 will be forfeited and will be distributed, on a pro rata basis to the Key Employees who satisfy their Employment Condition.

                           2.8.1.5 If the Company has Adjusted Operating Income
of at least $2,593,000 for the fiscal year ending December 31, 2005 ("Fiscal 2005"), no later than March 1, 2006 (a) a $250,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion and (b) a $250,000 Contingent Compensation payment will be made to the Key Employees, in such amounts as the Company's board of directors (the "Company Board") determines. If, however, a Key Employee fails to satisfy his Employment Condition, his portion of the Contingent Compensation provided in this Section 2.8.1.5 will be forfeited to Buyer.

                           2.8.1.6 If the Company has Adjusted Operating Income
of at least $3,112,000 for Fiscal 2005, in addition to the Earnout Payment and the Contingent Compensation provided in Section 2.8.1.5, no later than March 1, 2006, (a) a $250,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion, and (b) a $250,000 Contingent Compensation payment will be made to the Key Employees, in such amounts as the Company Board determines. If, however, a Key Employee fails to satisfy his Employment Condition, his portion of the Contingent Compensation provided in this Section 2.8.1.6 will be forfeited to Buyer.

                  2.8.2 If the ANG Condition is not satisfied:

                           2.8.2.1 If the Company has Adjusted Operating Income
of at least $1,725,000 for Fiscal 2004, a $250,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion, no later than March 1, 2005.

                           2.8.2.2 If the Company has Adjusted Operating Income
of at least $1,898,000 for Fiscal 2004, in addition to the Earnout Payment provided in Section 2.8.2.1, a $250,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion, no later than March 1, 2005.

                           2.8.2.3 If the Company has Adjusted Operating Income
of at least $1,725,000 for Fiscal 2004, a $100,000 Contingent Compensation payment will be made to the Key Employees, in such amounts as set forth on
Schedule 2.8.2.3, no later than June 1, 2005. If, however, a Key Employee fails to satisfy his Employment Condition based on the period commencing on January 1, 2004 and ending on June 1, 2005, his portion of the Contingent Compensation provided in this Section 2.8.2.3 will be forfeited and will be distributed, on a pro rata basis to the Key Employees who satisfy their Employment Condition.

                           2.8.2.4 If the Company has Adjusted Operating Income
of at least $2,593,000 for Fiscal 2005, no later than March 1, 2006 a $250,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion.

                           2.8.2.5 If the Company has Adjusted Operating Income
of at least $3,112,000 for Fiscal 2005, in addition to the Earnout Payment provided in Section 2.8.2.4, a $500,000 Earnout Payment will be made to Sellers, based on their Pro Rata Portion, no later than March 1, 2006.

                           2.8.2.6 Before February 1, 2005, an Earnout Payment
equal to the Additional Business Adjustment, if any, will be made to Sellers, based on their Pro Rata Portion.

                  2.8.3 Notwithstanding anything herein to the contrary, if (a) the ANG Condition is satisfied after December 31, 2004 (but on or before the ANG Condition Termination Date) and (b) the contract award to the Company by ANG satisfies the conditions listed on Schedule 2.8.3, then the provisions of
Section 2.8.1, rather than Section 2.8.2, shall apply retroactively, and Buyer and the Company shall (i) within five Business Days after such satisfaction of the ANG Condition make such additional Earnout Payments and Contingent Compensation payments to Sellers and Key Employees, respectively, which, together with the Earnout Payments and Contingent Compensation payments previously made pursuant to Section 2.8.2, will equal the aggregate of all payments required by Sections 2.8.1.1, 2.8.1.2, 2.8.1.3 and 2.8.1.4, and (ii) thereafter, make such Earnout Payments and Contingent Compensation payments as are subsequently required by Sections 2.8.1.5 and 2.8.1.6.

                  2.8.4 Buyer shall determine the amounts of any Contingent Compensation, Earnout Payments and Additional Business Adjustment in accordance with GAAP and as otherwise provided herein. At Buyer's sole discretion, Buyer may elect to have any such amounts determined by an independent auditor of its own selection and at its own expense.

Buyer shall submit such determinations to Sellers Representative together with payment of any Earnout Payments to Sellers pursuant to Sections 2.8.1, 2.8.2 or
2.8.3. Any disagreement concerning the Contingent Compensation or Earnout Payments shall be resolved through arbitration. Under the arbitration, Buyer shall select one arbitrator and Sellers Representative shall select one arbitrator and the two arbitrators shall select a third arbitrator. Any such arbitration shall be held in Chicago, Illinois.

                  During the calculation of the Contingent Compensation and Earnout Payments as provided above and for the purposes thereof, and the period of any review or dispute within the contemplation of this Section 2.8.4, Buyer and the Company shall provide Sellers Representative or its advisors with reasonable access to the books, records and work papers which formed the basis for, or were otherwise used or referenced in the calculation of, the Contingent Compensation and Earnout Payments.

                  Buyer shall deliver a copy of the calculation of any Contingent Compensation payment, Earnout Payment or Additional Business Adjustment payments to Sellers Representative promptly after it has been prepared. After receipt of such calculation, together with the work papers used in the preparation thereof, Sellers Representative shall have 15 Business Days to review the calculation of such Contingent Compensation payment, Earnout Payment or Additional Business Adjustment payments, together with the work papers used in the preparation thereof. Unless Sellers Representative delivers notice to Buyer on or prior to the 15th Business Day after receipt of such Contingent Compensation payment, Earnout Payment or Additional Business Adjustment payments stating Sellers' objections, including Sellers' calculation of the amount in dispute, Sellers shall be deemed to have accepted and agreed to such Contingent Compensation payment or Earnout Payment for all purposes hereof. If Sellers Representative notifies Buyer of Sellers' objections, Buyer and Sellers Representative shall, within 30 days (or such longer period as they may agree) following such notice (the "Resolution Period"), attempt to resolve their differences and any written resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to the Arbitrators within five Business Days after the expiration of the Resolution Period. Each Party agrees to execute, if requested by the Arbitrators, a reasonable engagement letter in respect of their services as contemplated by this Section
2.8.4. All fees and expenses relating to the services, if any, to be performed by the Arbitrators shall be borne pro rata by Sellers on one hand and Buyer on the other in proportion to the allocation of the dollar amount of the Unresolved Changes between Sellers and Buyer made by the Arbitrators such that the prevailing Party (or Parties) pay a lesser proportion of the fees and expenses. The Arbitrators shall act as an arbitrator to determine, based on the provisions of this Section 2.8.4, only the Unresolved Changes. The Parties shall exercise all reasonable efforts, including full cooperation with the Arbitrators, to obtain the Arbitrators' determination of the Unresolved Changes within 45 days of the submission of the Unresolved Changes hereto, and such determination of the Unresolved Changes shall be set forth by the Arbitrators in a written statement delivered to Sellers and Buyer and shall be final, binding and conclusive.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EACH SELLER

         Except as disclosed in the Disclosure Schedules, the Company and each Seller represents and warrants to Buyer, jointly and severally, as follows:

         3.1 ORGANIZATION AND GOOD STANDING.

                  3.1.1 Disclosure Schedule 3.1 sets forth the Company's name and the jurisdictions in which the Company is authorized to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Virginia, with full corporate power and authority to conduct its business as it is currently being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under all of the Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of property owned or used by it, or the activities conducted by it requires such qualification, except in any such jurisdiction where the failure to be so qualified and in good standing would not result in a Material Adverse Effect.

                  3.1.2 The Company has delivered to Buyer copies of the Organizational Documents of the Company as are currently in effect.

         3.2 AUTHORITY; NO CONFLICT.

                  3.2.1 This Agreement constitutes the legal, valid and binding obligation of the Company and such Seller, fully enforceable against the Company and such Seller in accordance with its terms. Such Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents to which he is a party and to perform his obligations under this Agreement and such Closing Documents; and upon the execution and delivery of the Closing Documents to which he is a party, such Closing Documents will constitute the legal, valid, and binding obligations of Seller enforceable against Seller in accordance with the terms thereof.

                  3.2.2 Except as set forth in Disclosure Schedule 3.2.2, neither the execution and delivery of this Agreement by the Company or such Seller, nor the consummation or performance of any of the Contemplated Transactions by the Company or such Seller will, directly or indirectly (with or without notice or lapse of time):

                           3.2.2.1 contravene, conflict with or result in a
violation of (a) any provision of the Organizational Documents of the Company;
(b) any of the Contemplated Transactions or the Closing Documents to which such Seller is a party; or (c) any resolution adopted by the Company's board of directors (the "Company Board") or such Seller as a Company stockholder;

                           3.2.2.2 give any Governmental Body or other Person
the right to challenge any of the Contemplated Transactions or the right to exercise any remedy or obtain any relief under any Legal Requirement or under any Order (a) to which the Company, or any of the material assets owned or used by the Company, may be subject; or (b) relating to the Company to which such Seller may be subject;

                           3.2.2.3 contravene, conflict with or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or Seller that relates to the business of, or any of the assets owned or used by, the Company;

                           3.2.2.4 cause Buyer or the Company to become subject
to or liable for the payment of any Tax, or cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           3.2.2.5 except where it would not have a Material
Adverse Effect, contravene, conflict with or result in a violation or breach of any provision of any Applicable Contract; (b) give any Person the right to declare a default or exercise any remedy under any Applicable Contract; (c) give any Person the right to accelerate the maturity or performance of any Applicable Contract; or (d) give any Person the right to cancel, terminate or modify, any provision of Applicable Contract; or

                           3.2.2.6 result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Company.

                  3.2.3 Except as set forth in Disclosure Schedule 3.2.3, neither such Seller nor the Company is or will be required to give any notice to or obtain any Consent from any other Person (except Sellers, in the case of the Company and the Company, in the case of the Key Employees) in connection with their execution and delivery of this Agreement or their consummation or performance of any of the Contemplated Transactions.

         3.3 CAPITALIZATION. The authorized equity securities of the Company consist of 200,000 shares of common stock, no par value per share, of which 92,472.95 shares are issued and outstanding and constitute the Shares. Such Seller is and will be on the Closing Date the record and beneficial owner and holder of the number of Shares set opposite his name on Disclosure Schedule 3.3, free and clear of all Encumbrances except such Seller's obligations hereunder. With the exception of the Shares, all of the outstanding equity securities and other securities of the Company are owned of record and beneficially by the Company, free and clear of all Encumbrances. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company neither owns, nor has any Contract to acquire, any equity securities or other securities of any Person. The Company has no direct or indirect equity or other ownership interest in any Person.

         3.4 FINANCIAL STATEMENTS. Such Seller has caused to be delivered by the Company to Buyer the following: audited balance sheet of the Company, dated as of September 30, 2003 (the

"Balance Sheet"), and the related audited statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the notes and the report thereon of Argy, Wiltse, & Robinson, PC, the Company's independent certified public accountants (together with the Balance Sheet, the "Financial Statements"). The Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as of the date of and for the periods referenced in such Financial Statements, all in accordance with GAAP, and reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such Financial Statements or as otherwise may be reflected in Disclosure Schedule 3.4. No financial statements of any Person other than the Company are required by GAAP to be included in the Financial Statements.

         3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The Company's minute books contain accurate and complete records of all meetings held of, and corporate action taken by, Company stockholders, the Company Board, and committees of the Company Board, and no meeting of any Company stockholders, Company Board or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the Company's possession.

         3.6 TITLE TO PROPERTIES; ENCUMBRANCES. Disclosure Schedule 3.6 contains a complete and accurate list of all real property, leaseholds or other interests in real estate owned by the Company. The Company has delivered or made available to Buyer copies of the deeds, leases and other instruments by which the Company has acquired any interests in such real property, and copies of all title insurance policies, opinions, abstracts, surveys, insurance policies and other documents in the possession of such Seller or the Company relating to such property or interests. The Company owns with good and marketable title all the properties and assets that it purports to own and all such properties and assets are free and clear of all Encumbrances except for (a) security interests shown on the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or other event that, with notice or lapse of time or both, would constitute a default) exists, (b) security interests incurred in connection with the purchase of property or assets after September 30, 2003 (such security interests being limited to the property or assets so acquired), with respect to which no default (or other event that, with notice or lapse of time or both, would constitute a default) exists, and (c) other Permitted Encumbrances. All buildings, plants and structures owned or used by the Company lie wholly within the boundaries of the real property owned or leased by the Company, and do not encroach on the property of, or otherwise conflict with the property rights of any other Person.

         3.7 CONDITION AND SUFFICIENCY OF ASSETS. All property, buildings, equipment, supplies, plants and structures owned or used by the Company is in good operating condition and repair, and is adequate for the purposes for which it is being used, and none of such property, buildings, equipment, supplies, plants or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Company's equipment is sufficient for the continued conduct of the Company's businesses after the Closing in substantially the same manner as currently conducted.

         3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represented or represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are, or will be as of the Closing Date, current and, to the Company's and such Seller's Knowledge, collectible net of the respective reserves shown on the Balance Sheet or on the Company's accounting records as of the Closing Date and such reserves are adequate and calculated consistent with past practice. As of the Closing Date such reserves will not represent more than one percent of the Accounts Receivable, and the "days sales outstanding" shall not have increased by more than fifty percent since September 30, 2003. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Disclosure Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of September 30, 2003, which list sets forth the aging of such Accounts Receivable.

         3.9 NO UNDISCLOSED LIABILITIES. Except as set forth in Disclosure
Schedule 3.9, the Company has no liabilities or obligations of any nature, including the obligation to pay commissions to any Person (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for (a) liabilities or obligations reflected or reserved against on the Balance Sheet,
(b) liabilities incurred in the Ordinary Course of Business since September 30, 2003 and (c) such other liabilities that will not in the aggregate have a Material Adverse Effect.

         3.10 TAXES.

                  3.10.1 The Company has filed or caused to be filed, on a timely basis, all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Disclosure Schedule 3.10 contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since 1999, copies of which the Company has delivered or made available to Buyer. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by such Seller or the Company, except such Taxes, if any, as are listed in Disclosure Schedule 3.10 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements.

                  3.10.2 Disclosure Schedule 3.10 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in Disclosure Schedule 3.10, are being contested in good faith by appropriate proceedings. Disclosure Schedule 3.10 describes all adjustments to the United States federal income Tax Returns filed by the Company or any group of corporations, including the Company, for all taxable years since 1999, and the resulting deficiencies proposed by the IRS. Except as described in Disclosure Schedule 3.10, neither Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

                  3.10.3 The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP and IRC) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Financial Statements or in Disclosure Schedule 3.10. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  3.10.4 All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

         3.11 NO MATERIAL ADVERSE CHANGE OR EFFECT. Since September 30, 2003, there has not been any material adverse change in the business, operations, properties, assets, or financial condition of the Company. Since September 30, 2003, no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect.

         3.12 EMPLOYEE BENEFITS.

         3.12.1 CONTROLLED GROUP. The Company is not currently nor has ever been a member of: (a) a controlled group of corporations as defined in IRC Section 414(b); (b) a group of trades or businesses under common control as defined in IRC Section 414(c); (c) an affiliated service group as defined in IRC Section 414(m); (d) a group of businesses referred to in IRC Section 414(o); (e) a group of trades or businesses under common control as defined in ERISA Section 4001(b); or (f) any other group under the law, rules or regulations of a foreign country similar to those referenced in clauses (a) through (f) in this Section 3.12.1.

                  3.12.2 COMPANY EMPLOYEE BENEFIT PLANS AND DOCUMENTS. Except as disclosed in Disclosure Schedule 3.12.2, the Company does not maintain, sponsor, participate in or contribute to, any Employee Benefit Plan, nor does the Company have a current or potential obligation or liability, fixed or contingent, arising under or pursuant to any Employee Benefit Plan which it formerly maintained, sponsored, participated in or contributed to, nor is the Company a party to any collective bargaining or union contract. The Company has provided to Buyer true and correct copies of all current and prior material documents relating to the Employee Benefit Plans listed in Disclosure Schedule 3.12.2, including: (a) plan documents; (b) trust documents; (c) plan and trust amendments; (d) summary plan descriptions, amendments thereto, and all other communication material provided to employees; (e) summaries of material modifications; (f) insurance or annuity contracts; (g) collective bargaining agreements or contracts and all amendments thereto; (h) the most recent financial statements; (i) with regard to self-funded Welfare Plans, experience data for the prior three plan years as well as documentation and calculations demonstrating the value of accrued obligations under such plans as of the date of this Agreement; (j) if the Company provides, or has any commitment or obligation to provide, any Welfare or other Employee Benefits to retirees, copies of all documentation and calculations demonstrating the present value of such obligation or commitments as of the date of this Agreement; (k) the three most recent annual reports; (l) agreements with respect to leased or temporary employees; (m) all IRS rulings, if any; and (n) the most recent IRS determination letters.

                  3.12.3 REPRESENTATIONS. Except as specifically set forth in Disclosure Schedule 3.12.3:

                           3.12.3.1 Qualification: all Pension Plans required to
be listed in Disclosure Schedule 3.12.3, and the related trusts, if any, now meet, and since their inception have met, the requirements for qualification under IRC Section 401(a) and are currently, and since their inception have been, exempt from taxation under IRC Section 501(a);

                           3.12.3.2 Determination Letters: the IRS has issued a
favorable determination letter with respect to the qualified status of each such Pension Plan and trust, and has not taken any action to revoke such letter;

                           3.12.3.3 Satisfaction of Obligation: the Company has
performed all obligations required to be performed by it under the Employee Benefit Plans (including the making of all contributions), is not in default under, or in violation of, and have no knowledge of any such default or violation of any other party to, any and all of the Employee Benefit Plans;

                           3.12.3.4 Compliance With Laws: each Employee Benefit
Plan is, by its terms and in the manner in which it has been and will be administered, and has been, in compliance with, as applicable to such Plan, ERISA, the IRC, the Age Discrimination in Employment Act, COBRA, the Family Medical Leave Act, the Health Insurance Portability and Accountability Act of 1996, and any other applicable federal, state or local laws, and, if applicable, any foreign laws, except where the failure to comply would not have a Material Adverse Effect, and each Employee Benefit Plan is valid and binding, in full force and effect, and there are no defaults on the part of the Company thereunder;

                           3.12.3.5 No Prohibited Transactions or Fiduciary
Breaches: none of the Employee Benefit Plans maintained by the Company, nor any trust created thereunder, any trustee, administrator or other fiduciary thereof, nor the Company has engaged in any transaction, which would violate IRC Section 4975, Part 4 of Title I of ERISA or, if applicable, any similar provision under foreign law and for which no individual or class exemption exists (if a violation would exist except for an exemption, a description of the transaction and the exemption are listed in Disclosure Schedule 3.12.3);

                           3.12.3.6 No Claims Pending or Threatened: there are
not currently any actions, suits or claims pending (other than routine claims for benefits) or, to Seller's and the Company's Knowledge, threatened against, any Employee Benefit Plan, against the assets of any Employee Benefit Plan, or against the Company for benefits arising under or pursuant to any Employee Benefit Plan;

                           3.12.3.7 No Defined Benefit Plan: the Company does
not currently have, participate in or sponsor nor did it previously have, participate in or sponsor a "defined benefit plan" as defined in ERISA Section 3(35);

                           3.12.3.8 Bonding. each "plan official," within the
meaning of ERISA Section 412, of each Pension Plan is, and through the Closing Date shall be, bonded to the extent required by IRC Section 412.

                           3.12.3.9 No Multiple Employer Plan: the Company is
not currently, nor did it previously, participate in or contribute to any "multiple employer plan" as discussed in IRC Section 413(c);

                           3.12.3.10 No Multiemployer Plan: the Company is not
currently, nor did it previously, participate in or contribute to a "multiemployer plan" as defined in ERISA Section 3(37);

                           3.12.3.11 No Withdrawal Liability: the Company has
not incurred any withdrawal liability, as defined in ERISA Title IV, to a multiemployer plan;

                           3.12.3.12 No Retiree Benefits: no retiree benefits
are payable, either currently or in the future, pursuant to any Welfare Plan;

                           3.12.3.13 No Severance Benefits: no severance
benefits are or will be payable pursuant to any Employee Benefit Plan of the Company, or otherwise, or because of the Contemplated Transactions;

                           3.12.3.14 Reporting and Disclosure: with regard to
each Employee Benefit Plan, the Company has complied with all reporting and disclosure requirements of ERISA and the IRC;

                           3.12.3.15 Sufficient Assets: as of the Closing Date:
(a) with regard to Employee Benefit Plans that are funded by the general assets of the Company, a sufficient reserve has been established on the books of the Company to pay all accrued benefits of participants and beneficiaries; and (b) with regard to insured Employee Benefit Plans, all insurance premiums to provide benefits under such plans through the date of this Agreement are paid;

                           3.12.3.16 No Further Liabilities: except as provided
in Disclosure Schedule 3.12.3, the Company does not have any liability or obligation to any Employee Benefit Plan, Department of Labor, Department of Treasury or similar agency of a foreign government, any other plan or entity, or any employee, participant or beneficiary of any Employee Benefit Plan, arising out of or pursuant to any Employee Benefit Plan;

                           3.12.3.17 Defined Contribution Plans: with respect to
each plan that is a defined contribution plan within the meaning of ERISA
Section 3(34), the Company has paid all contributions on behalf of prior plan years, and any salary deferrals and employer contributions, including matching contributions, that have accrued for the current plan year prior to the date of this Agreement;

                           3.12.3.18 Termination and Amendment: each Employee
Benefit Plan listed in Disclosure Schedule 3.12.3 is terminable, or subject to amendment by the Company, at the Company's discretion, with no liability for benefits incurred after such termination or inconsistent with the terms of any amendment after its effective date.

         3.13 CERTAIN TAX MATTERS. Such Seller is not a "foreign person" or "nonresident alien" within the meaning of such terms under IRC Sections 1445 and 1441, respectively, and the Company is not a "United States real property holding corporation" within the meaning of such term under IRC Section 1445.

         3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

                  3.14.1 Except as set forth in Disclosure Schedule 3.14:

                           3.14.1.1 The Company is, and at all times since
December 31, 2000 has been, in substantial compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           3.14.1.2 Such Seller and each Key Employee is, and at
all times since December 31, 2000 has been, in substantial compliance with each Legal Requirement that is or was applicable to it, or for failure to comply with which the Company or Buyer may have a cause of action against such Seller or Key Employee;

                           3.14.1.3 no event has occurred or circumstance exists
that (with or without notice or lapse of time) (a) would reasonably be expected to constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any material Legal Requirement; (b) may give rise to any obligation on the part of the Company to undertake or to bear the cost of any material remedial action; or (c) would reasonably be expected to have a Material Adverse Effect; and

                           3.14.1.4 the Company has not received, at any time
since December 31, 2000, any notice or other communication (either written or oral) from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation of, or failure by, either the Company, such Seller or any Key Employee, to comply with any Legal Requirement, or (b) any actual, alleged, possible or potential obligation on the part of the Company, such Seller or Key Employee to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

                  3.14.2 Disclosure Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Company, such Seller or Key Employee that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14 is valid and in full force and effect. Except as set forth in Disclosure Schedule 3.14 or as would not reasonably be expected to have a Material Adverse Effect:

                           3.14.2.1 the Company, such Seller and Key Employees
are, and at all times since December 31, 2000 have been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Disclosure Schedule 3.14;

                           3.14.2.2 no event has occurred or circumstance exists
that would reasonably be expected to (with or without notice or lapse of time)
(a) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14, or (b) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14;

                           3.14.2.3 neither the Company, such Seller nor any Key
Employee has received, at any time since December 31, 2000, any notice or other communication (either written or oral) from any Governmental Body or any other Person regarding (a) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14, or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization listed or required to be listed in Disclosure Schedule 3.14;

                           3.14.2.4 all applications required to have been filed
for the renewal of the Governmental Authorizations listed or required to be listed in Disclosure Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies; and

                           3.14.2.5 The Governmental Authorizations listed in
Disclosure Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Company to (a) lawfully conduct and operate its business as it is currently conducted and operated, and in compliance with any Legal Requirement that is applicable to the Company; and (b) permit the Company to own and use its assets in the manner in which they are currently owned and used.

         3.15 PROCEEDINGS; ORDERS.

                  3.15.1 Except as set forth in Disclosure Schedule 3.15, there is no pending Proceeding against the Company or such Seller:

                           3.15.1.1 that has been commenced by any Person that
relates to, or may affect the business of, or any assets owned or used by, the Company; or

                           3.15.1.2 that challenges, or that may have the effect
of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To such Seller's and the Company's Knowledge, (a) no such Proceeding has been Threatened, and (b) no event has occurred or circumstance exists that would be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Company has made available to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed or required to be listed in Disclosure Schedule 3.15.

                  3.15.2 Except as set forth in Disclosure Schedule 3.15:

                           3.15.2.1 there is no Order to which any of the
Company or any of the assets owned or used by or in the business of the Company, is subject;

                           3.15.2.2 such Seller is not subject to any Order that
relates to the business of, or any of the assets owned or used by, the Company; and

                           3.15.2.3 no officer, director, agent or employee of
the Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

                  3.15.3 Except as set forth in Disclosure Schedule 3.15:

                           3.15.3.1 such Seller and the Company is, and at all
times since December 31, 2000 has been, in substantial compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by or in the business of the Company, is or has been subject;

                           3.15.3.2 no event has occurred or circumstance exists
that would reasonably be expected to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by or in the business of the Company, is subject; and

                           3.15.3.3 neither the Company nor such Seller has
received, at any time since December 31, 2000, any notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by or in the business of the Company, is or has been subject.

         3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as provided herein or as set forth in Disclosure Schedule 3.16, since September 30, 2003, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  3.16.1 change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by the Company of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of capital stock;

                  3.16.2 amendment to the Organizational Documents of the Company;

                  3.16.3 payment or increase by the Company of any bonuses, salaries or other compensation to any Seller, Key Employee, stockholder, director, officer, or employee (other than Key Employees and except in the Ordinary Course of Business), or entry into any employment, severance, or similar Contract with any Seller, director, officer or employee (including Key Employees);

                  3.16.4 adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company (including Key Employees);

                  3.16.5 damage to or destruction or loss of any asset or property owned or used by or in the business of the Company, whether or not covered by insurance, in an aggregate amount in excess of $25,000;

                  3.16.6 entry into, termination of or receipt of notice of termination of (a) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement, or (b) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

                  3.16.7 sale (other than sales of inventory in the Ordinary Course of Business), lease or other disposition of any asset or property of the Company or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease or other disposition of any of the Intellectual Property Assets;

                  3.16.8 cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000;

                  3.16.9 material change in the accounting methods used by the Company; or

                  3.16.10 agreement, whether oral or written, by the Company or any Seller to do any of the foregoing.

         3.17 CONTRACTS; NO DEFAULTS.

                  3.17.1 Disclosure Schedule 3.17.1 contains a complete and accurate list, and the Company has delivered or made available to Buyer true and complete copies, of:

                           3.17.1.1 each Applicable Contract that involves
performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

                           3.17.1.2 each Applicable Contract that involves
performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

                           3.17.1.3 each Applicable Contract that was not
entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $25,000;

                           3.17.1.4 each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership, leasing or use of, or title to, any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                           3.17.1.5 each licensing agreement or other Applicable
Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           3.17.1.6 each Applicable Contract with any labor
union or other employee representative of a group of employees;

                           3.17.1.7 each joint venture, partnership, and other
Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by the Company with any other Person;

                           3.17.1.8 each Applicable Contract containing
covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                           3.17.1.9 each Applicable Contract providing for
payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                           3.17.1.10 each power of attorney granted by the
Company, or by any Seller with respect to the Company, that is currently effective and outstanding;

                           3.17.1.11 each Applicable Contract entered into other
than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages in excess of $5,000;

                           3.17.1.12 each Applicable Contract for capital
expenditures in excess of $25,000;

                           3.17.1.13 each written warranty, guaranty, and or
other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           3.17.1.14 each amendment, supplement, and
modification (whether oral or written) in respect of any of the foregoing.

                  3.17.2 Except as provided herein and as set forth in Disclosure Schedule 3.17.2:

                           3.17.2.1 neither such Seller, any Key Employee, nor
any Related Person thereof (other than the Company) has or may acquire any rights under, or become subject to any obligation or liability under, any Applicable Contract; and

                           3.17.2.2 neither such Seller, officer, director,
agent, employee, consultant or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (a) engage in or continue any conduct, activity or practice relating to the business of the Company, or (b) assign to the Company or to any other Person any rights to any invention, improvement or discovery.

                  3.17.3 Except as set forth in Disclosure Schedule 3.17.3, each Contract identified or required to be identified in Disclosure Schedule 3.17.1 is in full force and effect and is valid, binding and enforceable in accordance with its terms.

                  3.17.4 Except as set forth in Disclosure Schedule 3.17.4:

                           3.17.4.1 the Company is in substantial compliance
with the provisions of each Applicable Contract;

                           3.17.4.2 to such Seller's and the Company's
Knowledge, each other Person that has any obligation or liability under any Applicable Contract is in substantial compliance with the provisions of such Applicable Contract;

                           3.17.4.3 no event has occurred or circumstance exists
that (with or without notice or lapse of time) would reasonably be expected to contravene, conflict with or result in a violation or breach of, or give the other Person or the Company the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

                           3.17.4.4 the Company has not given to, and has no
reasonable basis to believe it has received from, any other Person any notice or other communication regarding any actual, alleged, possible or potential violation or breach of or default under, any material Applicable Contract.

                           3.17.4.5 there are no renegotiations of, attempts to
renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made demand for such renegotiation.

                           3.17.4.6 the Contracts relating to the sale, design,
manufacture or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.18 INSURANCE.

                  3.18.1 The Company has made available to Buyer:

                           3.18.1.1 true and complete copies of all policies of
insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time since June 1, 2001;

                           3.18.1.2 true and complete copies of all pending
applications for policies of insurance; and

                           3.18.1.3 any statement by the auditor of the
Company's Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  3.18.2 Disclosure Schedule 3.18.2 describes:

                           3.18.2.1 any self-insurance arrangement by or
affecting the Company, including any reserves established thereunder;

                           3.18.2.2 any contract or arrangement, other than a
policy of insurance, for the transfer or sharing of any risk by the Company; and

                           3.18.2.3 all obligations of the Company to third
parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  3.18.3 Disclosure Schedule 3.18.3 sets forth, by year, for the current policy year and each of the two preceding policy years:

                           3.18.3.1 a summary of the loss experience under each
policy;

                           3.18.3.2 a statement describing each claim under an
insurance policy, which sets forth: (a) the name of the claimant; (b) a description of the policy by insurer, type of insurance, and period of coverage;
(c) the amount and a brief description of the claim; and (d) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

                  3.18.4 Except as set forth on Disclosure Schedule 3.18.4:

                           3.18.4.1 All policies to which the Company is a party
or that provide coverage to such Seller, the Company or any director or officer of the Company: (a) are valid, outstanding, and enforceable; (b) are issued by an insurer that is financially sound and reputable; (c) taken together, provide adequate insurance coverage for the assets and the operations of the Company;
(d) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound; (e) will continue in full force and effect following the consummation of the Contemplated Transactions; and (f) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

                           3.18.4.2 The Company has not received (a) any refusal
of coverage or any notice that a defense will be afforded with reservation of rights, or (b) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                           3.18.4.3 The Company has paid all premiums due, and
has otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                           3.18.4.4 The Company has given notice to the insurer
of all claims that may be insured thereby.

         3.19 EMPLOYEES.

                  3.19.1 Disclosure Schedule 3.19 contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: (a) name;
(b) job title; (c) current compensation and any change in compensation since January 1, 2003; (d) vacation accrued; (e) United States Government security clearance, if applicable, and (f) service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, cash bonus, severance pay, insurance, medical, welfare or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan or any other employee benefit plan or any Director Plan.

                  3.19.2 No officer or Key Employee is party to, or is otherwise bound by, any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person (excluding the Company) that is reasonably likely to affect adversely his duties as an employee of the Company or the ability of the Company to conduct its business.

                  3.19.3 Disclosure Schedule 3.19 also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: (a) name, (b) pension benefit, (c) pension option election, (d) retiree medical insurance coverage, (e) retiree life insurance coverage and (g) other benefits.

         3.20 LABOR RELATIONS. Since December 31, 2000, the Company has not been nor is a party to any collective bargaining or other similar labor Contract. Since December 31, 2000 there has not been, there is not currently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting any of the Company or their premises, or (c) any application for certification of a collective bargaining agent. To such Seller's and the Company's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, and occupational safety and health.

         3.21 INTELLECTUAL PROPERTY.

                  3.21.1 As used in this Agreement, the term "Intellectual Property" means all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications relating to the foregoing; patents and patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any provisional applications, divisionals, continuations, continuations-in-part, substitutions, reexaminations, renewals, extensions or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn or refilled and all corresponding foreign applications and patents), copyrights or copyrightable work (including registrations and applications for any of the foregoing); computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data and any rights arising under any laws now or hereinafter enacted relating to data protection, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Web site (such computer programs and other items, collectively, "Software"); confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies held for use or used in the business of the Company as conducted as of Closing or as currently contemplated to be conducted (such confidential items, collectively "Trade Secrets"); or any type of such proprietary rights or intellectual property, however denominated, throughout the world, together with embodiments of the foregoing; and any licenses to use any of the foregoing.

                  3.21.2 the Company does not own any United States, state or foreign patents and patent applications; trademark and service mark registrations (including Internet domain name registrations), trademark and service mark applications, material unregistered trademarks and service marks; nor copyright registrations, copyright applications and material unregistered copyrights.

                  3.21.3 Disclosure Schedule 3.21.3 lists all Software which is owned by the Company ("Proprietary Software"), and all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property (excluding "click-wrap," "shrink-wrap," or "off-the-shelf" software), to which the Company is a party or otherwise bound, as licensee or licensor thereunder, including license agreements, settlement agreements and covenants not to sue (collectively, the "License Agreements");

                  3.21.4 Except where a failure to do so would not have a Material Adverse Effect on the Company, The Company owns or possesses adequate licenses or other legal rights to use, sell, transfer, assign, and license all Intellectual Property, having good title thereto, free and clear of all claims, liens, charges, security interests or other encumbrances whatsoever, including any claims by any former or current employee, consultant, contractor, partner, joint venturer or consultant of the Company;

                  3.21.5 Except where a failure to do so would not have a Material Adverse Effect on the Company, any Intellectual Property owned or used by the Company has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned, the Company having duly filed all state and federal tax reports and returns required by law to be filed with respect to the Intellectual Property and having duly paid all taxes, assessments, fees, and other governmental charges upon all of the Intellectual Property which are due and payable, with no additional charges or taxes due;

                  3.21.6 Except as set forth in Disclosure Schedule 3.21.6:

                           3.21.6.1 no claims or, to such Seller's Knowledge,
threat of claims, have been asserted by any Person related to the use by, or in the conduct of the business of, the Company of any Intellectual Property rights or challenging or questioning the validity or effectiveness of any Contract relating to the Intellectual Property, and the Company has no Knowledge of any basis for such a claim;

                           3.21.6.2 no settlement agreements, consents,
judgments orders, forbearance to sue or similar obligations limit or restrict the Company's rights in and to any Intellectual Property;

                           3.21.6.3 the conduct of the business of the Company
does not infringe, violate or dilute any Intellectual Property rights of any Person, and neither such Seller nor the Company have Knowledge of any basis for such a claim;

                           3.21.6.4 the Company has not licensed or sublicensed
its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

                           3.21.6.5 to such Seller's Knowledge, no third party
is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company;

                           3.21.6.6 the License Agreements are valid and binding
obligations of the Company, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or, to such Seller's Knowledge, the other party thereto, under any such License Agreement;

                           3.21.6.7 the execution, delivery and performance of
this Agreement and the consummation of the Contemplated Transactions will not:
(a) infringe the proprietary rights of any third party, including rights pertaining to or deriving from copyright, patents, trademarks, service marks, trade names, trade secrets, rights of privacy or publicity, and moral right, nor will they breach any civil duty owed to any third party imposed by law including tort law; or (b) except where such infringement, loss or impairment would not reasonably be expected to have a Material Adverse Effect, result in the loss or impairment of the Company's rights to own or use any of the Intellectual Property, nor will such execution, delivery, performance or consummation require the consent of any third party in respect of any Intellectual Property; and

                           3.21.6.8 except where a Breach of the following
representations and warranties would not reasonably be expected to have a Material Adverse Effect, (a) all Proprietary Software set forth in Disclosure
Schedule 3.21.3, was either developed (i) by employees of the Company within the scope of their employment; (ii) by independent contractors as "works-made-for-hire," as that term is defined under Section 101 of the United States Copyright Act, 17 U.S.C. ss. 101, pursuant to written agreement; or (iii) by third parties who have assigned all of their rights therein to the Company pursuant to a written agreement; (b) no former or current employees, officers or directors of the Company retain any rights of ownership or use of the Proprietary Software, and no employees or third parties who have developed or participated in the development of the Proprietary Software have any claims to any moral rights therein; and (c) neither such Seller nor any employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than one or more of the Company.

         3.22 CERTAIN PAYMENTS. Neither the Company nor such Seller, nor any director, officer, agent, or other employee of the Company, or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly: (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain, on the Company's behalf, favorable treatment in securing business, (ii) to pay for favorable treatment for business secured by the Company, (iii) to obtain, on the Company's behalf, special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the Company's books and records.

         3.23 DISCLOSURE. No representation or warranty of the Company or such Seller in this Agreement, including the Disclosure Schedules, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         3.24 RELATIONSHIPS WITH RELATED PERSONS. Neither the Company, such Seller, any Key Employee nor any Related Person thereof has, or since December 31, 2000 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Neither such Seller, any Key Employee nor any Related Person thereof or of the Company owns, or since December 31, 2000 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and other terms and conditions. Except as set forth in Disclosure Schedule 3.24, neither such Seller, any Key Employee nor any Related Person thereof or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         3.25 BROKERS OR FINDERS. Other than Legg Mason Wood Walker, Incorporated, neither such Seller nor the Company has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each Seller as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         4.2 AUTHORITY; NO CONFLICT.

                  4.2.1 This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  4.2.2 Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           4.2.2.1 any provision of Buyer's Organizational
Documents;

                           4.2.2.2 any resolution adopted by the board of
directors or the stockholders of Buyer;

                           4.2.2.3 any Legal Requirement or Order to which Buyer
or its assets may be subject; or

                           4.2.2.4 any Contract to which Buyer is a party or by
which Buyer may be bound.

         Buyer is not, nor will it be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         4.5 BROKERS OR FINDERS. Neither Buyer nor any of its respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5. COVENANTS OF BUYER

         5.1 POST-CLOSING OPERATION OF THE COMPANY

                  5.1.1 Buyer agrees that during the period from the Closing Date to and including December 31, 2005, Buyer will maintain the Company as a direct or indirect separate wholly owned Subsidiary of Buyer and exercise good faith and fair dealing in its transactions with the Company, including in respect of the Company's efforts, as the case may be, to satisfy the ANG Condition, and the conditions precedent to the obligations of Buyer and the Company to make the Earnout Payments and Contingent Compensation payments hereunder. Without limiting the generality of the immediately preceding sentence, Buyer shall, during such period:

                           5.1.1.1 use its Best Efforts to preserve intact the
Company's current business organization, keep available the services of the Key Employees and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Company;

                           5.1.1.2 except as may be otherwise agreed upon by
Sellers Representative, operate the Company in the Ordinary Course of Business; and

                           5.1.1.3 not (a) terminate the one or more Key
Employees listed on Schedule 5.1.1.3 from employment without "Cause" or (b) take any action that permits such Key Employees to terminate their employment with "Good Reason."

Subject to the foregoing, after the Closing Date Buyer will operate the Company in their reasonable discretion.

                  5.1.2 Buyer agrees and acknowledges that the Earnout Payments will be calculated in accordance with the methodology and procedures (including the dispute resolution procedures) set forth in Section 2.

                  5.1.3 Buyer will use Best Efforts to comply with all security requirements of Governmental Bodies that are customers of Buyer or the Company. Buyer has provided the U.S. federal government with a fully executed Standard Form 328 entitled "Certificate Pertaining to Foreign Interests" and its accompanying remarks and attachments disclosing Buyer's foreign ownership issues. If, after review of such documents, the federal government requests that Buyer restrict any of its directors, officers, executive personnel, general partners or senior management from access to classified information or documents, Buyer will use Best Efforts to obtain promptly approval of its board of directors to that effect, obtain statements of understanding with regard to restricted access from the designated individuals and implement policies and procedures to comply with such restrictions.

         5.2 INDEMNIFICATION AND INSURANCE OF OFFICERS AND DIRECTORS. Until at least the fifth anniversary after the Closing Date, Buyer shall cause the Company to maintain in effect directors and officers insurance covering current and former officers and directors of the Company in substantially the same amounts and with substantially similar terms and conditions as provided for Buyer's then current officers and directors.

         5.3 401(K) PLAN. Buyer shall either (a) maintain the Company's 401(k) Plan as it exists on the Closing Date as a separate tax-qualified 401(k) plan under the IRC Section 401(a) or (b) merge the assets and liabilities of the Company's 401(k) plan into the assets and liabilities of Buyer's 401(k) plan. If such merger occurs, Buyer shall amend its 401(k) plan, if necessary, to enable such 401(k) plan to receive Earnout Payments made with respect to the Shares previously held in the Company's 401(k) Plan sold to Buyer hereunder.

         5.4 ACACIA LOAN AGREEMENTS. Within 10 Business Days after the Closing Date Buyer shall cause the Company to pay or otherwise satisfy all of the Company's obligations under the Acacia Loan Agreements and to terminate such Acacia Loan Agreements so that the existing guaranties of all the Company's obligations under the Acacia Loan Agreements by Messrs. P. Brigham, Cornett, Lulla and David W. Han are terminated and null and void, without cost or expense to such guarantors.

6. INDEMNIFICATION; REMEDIES

         6.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants and obligations in this Agreement, including the Disclosure Schedules, and in any other certificate delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

         6.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS. Each Seller will jointly and severally indemnify and hold harmless, without duplication, Buyer, the Company and their respective directors, officers, stockholders, controlling persons, and affiliates (collectively, "Buyer Indemnified Persons") for, and will pay to Buyer Indemnified Persons his pro rata portion of the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising from (a) any Breach of any representation or warranty made by any one or more Sellers in Section 3 or (b) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with any one or more Sellers (or any Person acting on behalf of any one or more Sellers) in connection with any of the Contemplated Transactions.

         6.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer and the Company will jointly and severally indemnify and hold harmless, without duplication, each Seller, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from (a) any Breach of any representation or warranty made by Buyer in Section 4, (b) any Breach by Buyer or the Company of any covenant or obligation of Buyer or the Company in this

Agreement or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions.

         6.4 TIME LIMITATIONS. Notwithstanding anything herein to the contrary no Seller will have any liability for indemnification or otherwise with respect to any representation or warranty of one or more Sellers contained in Section 3, other than those in Sections 3.3, 3.10 and 3.12, unless on or before June 30, 2005, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; and a claim with respect to Section 3.3, 3.10 or 3.12, may be made by the respective Buyer Indemnified Persons at any time prior to the expiration of the applicable statute of limitation for such claim.

         6.5 LIMITATIONS ON AMOUNT - SELLERS. Notwithstanding anything herein to the contrary, (a) no Seller will have any liability for indemnification or otherwise with respect to any representation or warranty in Section 3 that does not have a "Material Adverse Effect" qualification, until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000; and (b) the maximum amount for which a Seller may be liable hereunder is 50% of his Pro Rata Portion of the Purchase Price. However, this Section 6.5 will not apply to any intentional Breach by any Seller of any representation or warranty contained in Section 3 or in any certificate delivered hereunder.

         6.6 LIMITATIONS ON AMOUNT -- BUYER. Buyer will have no liability (for indemnification or otherwise) with respect to matters described in Section 6.3
(a) until the total of all Damages with respect to any Breach of Buyer's representations or warranties contained in Section 4 exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, this Section
6.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation. The maximum amount for which Buyer may be liable for, with respect to any Breach of Buyer's representations or warranties contained in Section 4, shall be the amount of any out-of-pocket expenses incurred by such Seller, or Seller's Pro Rata Portion of the Purchase Price, whichever is less.

         6.7 RIGHT OF SET-OFF. If the entire Representations and Warranties Holdback has been released and disbursed by Escrow Agent pursuant to the Escrow Agreement, upon notice to Sellers Representative specifying, in reasonable detail, the basis for such set-off, Buyer may set-off any amount to which it is entitled under this Section 6 against amounts otherwise payable hereunder, including any Earnout Payment. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

         6.8 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

                  6.8.1 Promptly after receipt by an indemnified party under
Section 6.2 or 6.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under either such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                  6.8.2 If any Proceeding referred to in Section 6.8.1 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (a) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (b) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (b) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (i) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (c) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  6.8.3 Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent which may not be unreasonably withheld.

                  6.8.4 Subject to the provisions of Section 7.4.2, Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         6.9 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. Subject to the other terms and conditions of Section 6, a claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

         6.10 ADDITIONAL INDEMNIFICATION PROVISIONS.

                  6.10.1 Any indemnification payments made or payable by one or more Sellers under this Section 6 to any Buyer Indemnified Persons, including any payments made from the Representations and Warranties Holdback, shall be deemed to decrease on a dollar for dollar basis the Initial Consideration and, as a result, the Purchase Price.

                  6.10.2 No Buyer Indemnified Person shall be entitled to any payment from any Seller under this Section 6, including under Section 6.7, unless and until the entire Representations and Warranties Holdback has been released and disbursed by Escrow Agent pursuant to the Escrow Agreement.

                  6.10.3 Except with respect to claims based on actual fraud, the rights and remedies of the Parties under this Section 6 regarding Breaches of representations and warranties contained herein or in any certificate delivered hereunder shall be the sole and exclusive remedies of such Parties and their respective Affiliates, including all Buyer Indemnified Persons. Without limited to the generality of the foregoing, in no event (other than actual fraud where damages would not be an adequate remedy) shall Buyer or any other Buyer Indemnified Persons be entitled to claim or seek rescission of the Contemplated Transactions consummated hereunder.

         6.11 LEGG MASON FEES. Each Seller agrees jointly and severally to pay when due all fees, commissions and similar compensation owing by the Company to Legg Mason Wood Walker, Incorporated in connection with any of the Contemplated Transactions, including pursuant to the letter agreement dated as of February 12, 2002 between Legg Mason Wood Walker, Incorporated and the Company, as amended.

7. GENERAL PROVISIONS

         7.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each Party will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. If this Agreement is terminated, the obligation of a Party to pay its own expenses will be subject to any rights of such Party arising from a Breach by another Party.

         7.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by the other Parties in advance or required by Legal Requirements, prior to the Closing the Parties shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions. Notwithstanding anything herein to the contrary, any Party (and any employee, representative or other agent of the Party may disclose to any and all Persons the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure shall be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         If the Contemplated Transactions are not consummated, each Party will return or destroy as much of such written information as the other Party may reasonably request.

         7.3 NOTICES. All notices, consents, waivers, approvals and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

         Sellers:  To their respective addresses set forth on Schedule 7.3 with a copy to:

                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Ave, NW
                  Washington, DC 20036
                  Attention:     Carter Strong, Esq.
                  Facsimile No.: (202) 857-6395

         Buyer:

                  TechTeam Global, Inc.
                  27335 W. Eleven Mile Road
                  Southfield, MI 48034
                  Attention:     William F. Coyro, Jr.
                                 Michael A. Sosin, Esq.
                  Facsimile No.: (248) 357-0510

         with a copy to:

                  Butzel Long, P.C.
                  150 W. Jefferson, Suite 900
                  Detroit, MI 48226
                  Attention:     Arthur Dudley II
                  Facsimile No.: (313) 225-7080

         If to Sellers Representative, to:

                  Peter S. Brigham
                  Digital Support Corporation
                  3863 Centerview Drive, Suite 150
                  Chantilly, Virginia 20151-3232
                  Facsimile No.: (703) 796-1567

         with a copy to:

                  Arent Fox Kintner Plotkin & Kahn, PLLC
                  1050 Connecticut Ave, NW
                  Washington, DC 20036
                  Attention: Carter Strong, Esq.
                  Facsimile No.: (202) 857-6395

or, in each case at such other address as may be specified in a notice to the other Parties.

         7.4 GOVERNING LAWS AND ARBITRATION.

                  7.4.1 This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan; and no conflict of laws provision shall be invoked to permit the laws of any other state or jurisdiction to apply.

                  7.4.2 Except as otherwise provided in Sections 2.7 and 2.8, any dispute arising out of, or in connection with, the execution, interpretation, performance or nonperformance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be settled by final and binding arbitration, which shall be conducted in the English language in Chicago, Illinois pursuant to the then prevailing commercial rules of the American Arbitration Association ("AAA") by a panel of three arbitrators (the "Board of Arbitration"). Each of Buyer and Sellers Representative shall select one arbitrator and the third arbitrator shall be selected by mutual agreement of the other two arbitrators. If either Buyer or Sellers Representative fails to appoint its arbitrator within 15 Business Days from the date of the demand for arbitration, then such arbitrator shall be appointed by the AAA in accordance with AAA rules. If Buyer and Sellers Representative appointed arbitrators fail to reach agreement on a third arbitrator within 15 Business Days after their selection, Buyer or Sellers Representative shall request the AAA to designate, in accordance with AAA rules, a third arbitrator. The Parties agree to facilitate the arbitration by (a) making available to one another and to the Board of Arbitration for inspection and extraction all documents, books and records under their control or under the control of a Person controlling or controlled by such Party if determined by the Board of Arbitration to be relevant to the dispute, (b) conducting arbitration hearings to the greatest extent possible on successive Business Days and (c) using their best efforts to observe the time periods established by the rules of the AAA by the Board of Arbitration for the submission of evidence and briefs. The decision of the Board of Arbitration shall be final, binding and not subject to further review, and judgment on the award of the Board of Arbitration may be entered in and enforced by any court having jurisdiction over the parties or their assets subject to the procedural requirements in such jurisdiction. The Board of Arbitration shall be authorized and directed to award reasonable costs and attorney's fees to the prevailing Party. The Board of Arbitration shall base its judgment on the applicable laws. The Board of Arbitration shall be authorized to award equitable relief, including specific performance or other injunctive relief. Any monetary award shall be made and payable in U.S. dollars. Notwithstanding the foregoing agreement to arbitrate, the Parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration.

         7.5 FURTHER ASSURANCES. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         7.6 WAIVER. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         7.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes along with the documents referred to in this Agreement a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment. Each of Sellers and the Company agree that consummation of the Closing shall automatically terminate and render null and void the Stockholders Agreement, including all of their respective rights and claims thereunder.

         7.8 DISCLOSURE SCHEDULES.

                  7.8.1 The disclosures in the Disclosure Schedules must relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  7.8.2 In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty, the statements in the body of this Agreement will control.

         7.9 ASSIGNMENT, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No Party may assign any of its rights under this Agreement without the prior consent of the other Party, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any wholly owned Subsidiary of Buyer without releasing its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of Buyer and the Company and the respective legal representatives, successors, executors, administrators, heirs and assigns of Sellers. Except with respect to Key Employees under Sections 2.8 and 5.1.1.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. Except with respect to Key Employees under Sections 2.8 and 5.1.1.3, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their respective legal representatives, executors, administrators, heirs, successors and assigns.

         7.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         7.11 SECTION HEADINGS, CONSTRUCTION.

                  7.11.1 The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

                  7.11.2 Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; and (d) the terms "Section," "Disclosure Schedule," "Schedules" and "Exhibit" without reference to any document refer to the specified Section, Disclosure Schedule, Schedule and Exhibit, respectively, of this Agreement.

                  7.11.3 The words "including," "include" and "includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "comprising" is used instead.

                  7.11.4 The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction.

                  7.11.5 Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                  7.11.6 All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                  7.11.7 Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  7.11.8 Any representation or warranty contained herein as to the enforceability of a contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  7.11.9 The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         7.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         7.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                          Remainder of Page Left Blank

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

Buyer:  TECHTEAM GLOBAL, INC., a Delaware corporation

By:     /s/ William F. Coyro, Jr.
      -----------------------------------------

Its:    President and Chief Executive Officer
      -----------------------------------------

The Company:  DIGITAL SUPPORT CORPORATION

By:     /s/ Peter S. Brigham
      -----------------------------------------

Its:    President
      -----------------------------------------

Sellers:

  /s/  Peter S. Brigham
-----------------------------------------------
Peter S. Brigham

  /s/ Robert H. Brigham
-----------------------------------------------
Robert H. Brigham, individually and as a participant
in the Digital Support Corporation 401(k) Plan

  /s/ Christian J. Burneko
-----------------------------------------------
Christian J. Burneko, individually and as a participant
in the Digital Support Corporation 401(k) Plan

  /s/ Fred O. Cornett, Jr.
-----------------------------------------------
Fred O. Cornett, Jr., individually and as a participant
in the Digital Support Corporation 401(k) Plan

  /s/ David W. Han
-----------------------------------------------
David W. Han, individually and as a participant
in the Digital Support Corporation 401(k) Plan

  /s/ Satish Lulla
-----------------------------------------------
Satish Lulla, individually and as a participant
in the Digital Support Corporation 401(k) Plan

  /s/ Raj K. Sachdev, by Satish Lulla with Power of Attorney
------------------------------------------------------------
Raj K. Sachdev

DIGITAL SUPPORT CORPORATION 401(K) PLAN

By:              /s/ Fred O. Cornett, Jr
         ----------------------------------------
         Fred O. Cornett, Jr., as Trustee

By:                 /s/ Satish Lulla
         ----------------------------------------
         Satish Lulla, as Trustee

SCHEDULE 1.2


                            ADJUSTED OPERATING INCOME

"Adjusted Operating Income" means the Company's Operating Income for the referenced fiscal years ending December 31,2004 ("Fiscal 2004") or December 31,2005 ("Fiscal 2005"), in each case calculated in accordance with GAAP and then, if applicable, adjusted as follows:

         (a) The Company may be charged for certain "common" corporate services provided to the Company by Buyer or its Related Persons, including certain financial, treasury management, accounting, human resources, information technology; sales and marketing; and executive management services, in amounts to reflect Buyer's related costs, but in no event to exceed in the aggregate $200,000 in Fiscal 2004 and $220,000 in Fiscal 2005, unless as otherwise agreed upon by Sellers Representative. The amounts of these expenses shall be included as expense for purposes: of calculating Adjusted Operating Income. Amounts charged to the Company in excess of those limits shall be excluded from the calculation.

         (b) Any Contingent Compensation payments and cost of the Company in satisfying its obligations under this Agreement shall be excluded from the calculation of the Adjusted Operating Income for Fiscal 2004 and Fiscal 2005.

         (c) The Company shall be billed by Buyer or its Related Persons for any products or services purchased from Buyer or its Related Persons in the Ordinary Course of Business, including software license fees, computer equipments, etc. in amounts not to exceed in the aggregate $100,000 in Fiscal 2004 and $150,000 in Fiscal 2005, unless as otherwise agreed between Buyer and Sellers Representative. For purposes of determining Adjusted Operating Income, these expenses shall be charged to the Company at Buyer's cost and included as expense for purposes of calculating Adjusted Operating Income.

         (d) Beyond the expenses described above, for purposes of calculating Adjusted Operating Income, the Company will not be charged with any additional expenses mandated by Buyer without the prior consent of Sellers Representative.

SCHEDULES AND OTHER ATTACHMENTS OMITTED FROM FILING:

SCHEDULES

1.1 Additional Business Adjustment - defines under what conditions the Selling Shareholders, in the event the ANG contract is not renewed, can earn a credit toward the ANG Holdback by adding new business.

1.43 Key Employees - list of employees of DSC considered Key Employees to receive compensation under this Agreement

1.53 Permitted Encumbrances - defines encumbrances allowed under the SPA

1.55 Pro Rata Portion - the percentage holdings of the Selling Shareholders

2.8.1.1 Key Employee Contingent Compensation - describes the Key Employee(s) who may receive compensation.

2.8.1.4 Key Employee Contingent Compensation - describes the Key Employee(s) who may receive compensation.

2.8.2.3 Key Employee Contingent Compensation - describes the Key Employee(s) who may receive compensation.

2.8.3 ANG Contract Award

5.1.1.3 Certain Key Employees

7.3 Sellers Addresses

EXHIBITS

1.33 Escrow Agreement - the agreement between the parties and the Escrow Agent regarding Holdback Escrows

1.62 Security Agreement - to assure performance of future payments if any

2.3.2 Employment Agreements

2.3.3 Amendment to Lulla Employment Agreement

DISCLOSURE SCHEDULE

3.1           Company's organization and good standing
3.2.2         Authority; No Conflict
3.2.3         Required Consents
3.3           Record of Shares
3.4           Financial Statements
3.6 List of all leaseholds or other interests in real property owned by Company
3.8           List of Accounts Receivable
3.9           Undisclosed Liabilities of the Company
3.10          List of all Tax Returns since 2000 and all audits of such Tax
              Returns
3.12.2        Company Employee Benefit Plans and Documents
3.12.3        Pension Plan Representations
3.14          Governmental Authorizations
3.15          Pending Proceedings

3.16          Absence of Certain Changes and Events
3.17.1        List of Contracts
3.17.2        Limitations of Contracts
3.17.3        Identification of Contracts
3.17.4        Terms of Applicable Contracts
3.18.2        Insurance
3.18.3        Loss experiences and claims
3.18.4        List of Policies
3.19          Employee information
3.21.3        Software
3.21.6        Claims
3.24          Relationships with Related Persons

The Company agrees to supplementally furnish a copy of any omitted schedule or attachment to the Commission upon request.